EXHIBIT 21
SUBSIDIARIES

Subsidiaries (A)	Subsidiary Jurisdiction
2601 Metropolis Corp.	Indiana
3G Logistics A/S	Denmark
Axess Communication Sp. z o. o	Poland
BPHG LLC	Indiana
Braxda Telecom Fzco	Dubai
Brightpoint (South Africa) (Proprietary) Limited	South Africa
Brightpoint Activation Services LLC	Indiana
Brightpoint Administration A/S (formerly Dangaard Telecom Administration A/S)	Denmark
Brightpoint Africa (Proprietary) Limited (formerly Ericsson Alliance Proprietary Limited)	South Africa
Brightpoint Asia Limited	British Virgin Islands
Brightpoint Australia Pty Ltd.	Australia
Brightpoint Austria GmbH (formerly Dangaard Telecom Austria GmbH)	Austria
Brightpoint Austria Holding GmbH (formerly Dangaard Telecom Austria Holding GmbH)	Austria
Brightpoint B.V	Netherlands
Brightpoint Belgium N.V. (formerly Dangaard Telecom Belgium N.V./S.A.)	Belgium
Brightpoint de Colombia Inc. Sucursal Colombiana[1]	Colombia
Brightpoint de Colombia Limited	British Virgin Islands
Brightpoint de Mexico, S.A. de C.V	Mexico
Brightpoint de Venezuela, C.A	Venezuela
Brightpoint Denmark A/S (formerly Dangaard Telecom Denmark A/S)	Denmark
Brightpoint Distribution LLC	Indiana
Brightpoint Einkauf GmbH (formerly Dangaard Telecom Einkauf GmbH).	Germany
Brightpoint EMA B.V	Netherlands
Brightpoint EMA Limited	United Kingdom
Brightpoint Europe Limited	United Kingdom
Brightpoint Finland Oy	Finland
Brightpoint France SAS (formerly Dangaard Telecom France SAS)	France
Brightpoint FZE (formerly Dangaard Telecom FZE)	Dubai
Brightpoint Germany GmbH	Germany
Brightpoint Germany GmbH (formerly Dangaard Telecom Germany GmbH)	Germany
Brightpoint Germany Holding GmbH (formerly Brightpoint Germany Holding GmbH)	Germany
Brightpoint Germany Operations GmbH (formerly Dangaard Telecom Germany Holding GmbH)	Germany
Brightpoint Global Holdings C.V	Netherlands
Brightpoint Global Holdings II, Inc	Indiana
Brightpoint GmbH	Germany
Brightpoint GmbH — Sucursal em Portugal[2]	Portugal
Brightpoint Holding Spain S.L. (formerly Dangaard Telecom Holding Spain S.L.)	Spain
Brightpoint Holdings B.V	Netherlands
Brightpoint Holland B.V	Netherlands
Brightpoint Hungary Kft. (formerly Dangaard Telecom Hungary Kft.)	Hungary
Brightpoint India Private Limited	India
Brightpoint International (Asia Pacific) Pte. Ltd	Singapore
Brightpoint International A/S (formerly Dangaard Telecom International A/S)	Denmark
Brightpoint International Holdings B.V	Netherlands
Brightpoint International Ltd.	Delaware
Brightpoint International Switzerland GmbH (formerly Dangaard Telecom International GmbH)	Switzerland
Brightpoint IP A/S (formerly Dangaard Telecom IP A/S)	Denmark
Brightpoint Italy Srl. (formerly Dangaard Telecom Italy Srl.)	Italy
Brightpoint Latin America, Inc.	Indiana
Brightpoint Middle East FZE	United Arab Emirates
Brightpoint Netherlands B.V. (formerly Dangaard Telecom Netherlands B.V.)	Netherlands
Brightpoint Netherlands Holdings B.V	Netherlands
Brightpoint New Zealand Limited	New Zealand
Brightpoint North America L.P	Delaware
Brightpoint North America, Inc.	Indiana

[1]	a branch of Brightpoint de Colombia Limited

[2]	a branch of Brightpoint GmbH

Subsidiaries (A)	Subsidiary Jurisdiction
Brightpoint Norway[3].	Norway
Brightpoint Norway A/S (formerly Dangaard Telecom Norway A/S)	Norway
Brightpoint Philippines Limited	British Virgin Islands
Brightpoint Philippines, Inc.	Philippines
Brightpoint Poland Sp.z.o.o. (formerly Dangaard Telecom Poland Sp.z.o.o.)	Poland
Brightpoint Portugal S.A. (formerly Dangaard Telecom Portugal S.A.)	Portugal
Brightpoint RUS LLC.	Russian Federation
Brightpoint Sales GmbH (formerly Dangaard Telecom GmbH)	Germany
Brightpoint Services, LLC.	Indiana
Brightpoint Singapore Pte. Ltd.	Singapore
Brightpoint Slovakia s.r.o	Slovak Republic
Brightpoint Smart Phone A/S (formerly Dangaard Telecom Smart Phone A/S)	Denmark
Brightpoint Solutions de Mexico, S.A. de C.V	Mexico
Brightpoint Solutions FZE	United Arab Emirates
Brightpoint Spain S.L. (formerly Dangaard Spain S.L.)	Spain
Brightpoint Sweden AB	Sweden
Brightpoint Sweden Holding AB	Sweden
Brightpoint Switzerland S.A. (formerly Dangaard Telecom Switzerland S.A.)	Switzerland
Brightpoint Telecom Norway (formerly Dangaard Norway AS)	Norway
Brightpoint Thailand, Inc.	Indiana
Brightpoint Zimbabwe (Private) Limited	Zimbabwe
Busc Person Canarias S.L	Spain
Dangaard Eltron Italy Holding S.r.l	Italy
Dangaard Telecom Sweden AB	Sweden
EL.TR.ON S.r.l	Italy
Eltron International S.r.l	Italy
Grupo Busc Person Telecomunicaciones S.L	Spain
IT Integrator AS	Norway
Mobile Telecom Sweden AB	Sweden
Mobile Verzand GmbH	Germany
Mobitel Norway A/S	Norway
Moobi Norway A/S	Norway
Organizer AS	Norway
Persequor Holdings I Ltd.	British Virgin Islands
Persequor Limited.	British Virgin Islands
Sequor Systems Ltd.	British Virgin Islands
Shop4all Sverige AB	Sweden
Talkphone Lda	Portugal
Telecom Direkt Sweden AB	Sweden
Trio Industries, Inc.	Texas
Wireless Fulfillment Services Holdings, Inc.	Delaware
Wireless Fulfillment Services LLC	California

(A) Each of the named subsidiaries is not necessarily a “significant subsidiary” as defined in Rule 1-02 (w) of Regulation S-X, and Brightpoint has several additional subsidiaries not named above. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” at the end of the year covered by this report.

[3]	a branch of Brightpoint Sweden